Exhibit 23.0

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements of Community Financial Shares, Inc. on Form S-8 (File Nos. 333-133662 and 333-193338) of our report dated March 13, 2015, on our audits of the consolidated financial statements of Community Financial Shares, Inc. as of December 31, 2014 and 2013 and for the years then ended, which report is included in the Annual Report on Form 10-K of Community Financial Shares, Inc. for the year ended December 31, 2014.

Indianapolis, Indiana

March 13, 2015